FORM 10-Q

                  SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

(Mark One)

/X/     QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended April 30, 1996

                                  OR

/ /    TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934

For the transition period from .................. to ..................

Commission file number:  2-58109

  The Collective Investment Funds for Which UMB Bank, n.a. is Trustee
        (Exact name of registrant as specified in its charter)

       Not Applicable                            Not Applicable
(State or other jurisdiction of                (I.R.S. Employer
 incorporation or organization)               Identification No.)

          1010 Grand Boulevard, Kansas City, Missouri  64106
               (Address of principal executive offices)
                              (Zip Code)

                            (816) 860-7000
         (Registrant's telephone number, including area code)

                            Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes /X/     No / /

     The number of shares outstanding of each of the issuer's classes of common stock, as of ____________________, 1996.

          Pooled Equity Fund -
          Pooled Debt Fund -
          Pooled Income Fund -

                     PART I--FINANCIAL INFORMATION
     ------------------------------------------------------------

Item 1.   Financial Statements.

                         INTRODUCTORY COMMENTS

The Condensed Financial Statements included herein have been prepared by the Trustee, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Trustee believes that the disclosures are adequate to enable a reasonable understanding of the information presented. These Condensed Financial Statements should be read in conjunction with the financial statements and the notes thereto included in the Collective Investment Funds' Annual Report on Form 10-K for the year ended October 31, 1995.

                            UMB BANK, n.a.
                Pooled Income Fund for Employees Trusts
                   Condensed Statement of Operations

                                                FY ENDED      6 MONTHS
                                                10/31/95         ENDED
                                                              04/30/96
Investment Income:
     Interest:                                 3,834,915     1,669,832

     Less:  Audit Expense                         (4,050)       (1,889)
                                            ------------  ------------
          Net Investment Income                3,830,865     1,667,943
                                            ============  ============

Realized and Unrealized Gain(Loss)
     on Investments:
     Realized Gain(Loss) on Investments:
          Proceeds from Sales                494,570,363   338,435,178
          Cost of Securities Sold            494,548,801   338,423,771
                                            ------------  ------------
               Net Realized Gain(Loss)            21,562        11,406
                                            ------------  ------------

     Unrealized Gain(Loss) on Investments:
          Beginning of Period                    (47,188)        5,640
          End of Period                            5,640       (30,471)
                                            ------------  ------------
               Net Unrealized Gain(Loss)          52,828       (36,111)
                                            ------------  ------------
          Net Realized and Unrealized
          Gain(Loss) on Investments               74,390       (24,705)
                                            ============  ============

       See accompanying notes to condensed financial statements.

                            UMB BANK, n.a.
                Pooled Income Fund for Employees Trusts
             Condensed Statement of Participants' Interest

                                                FY ENDED      6 MONTHS
                                                10/31/95         ENDED
                                                              04/30/96

Participants' Interest at Beginning of Period 60,527,868    65,734,732

Changes from Investment Activities:
     Net Investment Income                     3,830,865     1,667,943
     Net Realized Gain(Loss) on Investments       21,562        11,406
     Net Unrealized Gain(Loss) on
          Investments                             52,828       (36,111)
                                            ------------  ------------
          Net Increase(Decrease) from
               Investment Activity             3,905,255     1,643,238
                                            ------------  ------------

Changes from Participating Unit Transactions:
  Received from Issuance of: 762,338 Units    39,394,576
  Received from Issuance of:  134,956 Units                    186,953

  Payment on Redemption of:  755,315 Units   (38,092,967)
  Payment on Redemption of:  493,388 Units                 (17,618,413)
                                            ------------  ------------
  Net Increase(Decrease) from
      Participating Unit Transactions          1,301,609   (17,431,460)
                                            ------------  ------------
Participants' Interest at End of Period       65,734,732    49,946,511
                                            ============  ============

       See accompanying notes to condensed financial statements.




                                          UMB BANK, n.a.
                            Pooled Income Fund for Employees Trusts
                         Condensed Statement of Assets and Liabilities

                                                             FY ENDED
                                                             10/31/95           6 MONTHS ENDED 04/30/96
                                                               COST            COST               MARKET

Assets:
     U.S. Government & Agency Obligations                   23,093,688      7,061,427           7,050,016
     Commercial Paper                                       36,648,284     38,110,141          38,110,141
     Other Investments                                       5,585,759      4,564,105           4,545,045
                                                          ------------   ------------        ------------
          Total Investments                                 65,327,731     49,735,673          49,705,202
                                                          ============   ============
          Cash                                                       0                                  0
          Interest Receivable                                  411,057                            243,204
          Receivable for Securities Sold                             0                                  0
                                                          ------------                        -----------
Total Assets                                                65,738,788                         49,948,406
                                                          ============                        ===========
Liabilities:
     Audit Fees Payable                                          4,056                              1,895
     Payable for Securities Sold                                     0                                  0
                                                          ------------                        -----------
Total Liabilities                                                4,056                              1,895
                                                          ------------                        -----------
Participants' Interest:
     47.41 Per Unit on   1,386,619 Units Outstanding        65,734,732
     48.74 Per Unit on   1,024,674 Units Outstanding                                           49,946,511
                                                          ------------                        -----------
 Total Liabilities and Participants' Equity                 65,738,788                         49,948,406
                                                          ============                        ===========

                   See accompanying notes to condensed financial statements.


                            UMB BANK, n.a.
                Pooled Equity Fund for Employees Trusts
                   Condensed Statement of Operations

                                                    FY ENDED      6 MONTHS
                                                    10/31/95       ENDED
                                                                  04/30/96

Investment Income:
     Dividends                                     5,407,364     2,616,979
     Interest                                      3,855,343     2,142,528
                                                 -----------   -----------
          Gross Investment Income                  9,262,707     4,759,507

     Less: Audit Expense & Foreign Taxes             (17,956)       (4,718)
                                                ------------   -----------
          Net Investment Income                    9,244,751     4,754,789
                                                ============  ============

Realized and Unrealized Gain(Loss)
     on Investments:
     Realized Gain(Loss) on Investments:
          Proceeds from Sales                    725,215,369   506,110,888
          Cost of Securities Sold                694,333,687   490,686,662
                                                ------------  ------------
               Net Realized Gain(Loss)            30,881,682    15,424,226
                                                ------------  ------------
     Unrealized Gain(Loss) on Investments:
          Beginning of Period                     37,955,084    30,113,618
          End of Period                           30,113,618    49,120,957
                                                ------------  ------------
               Net Unrealized Gain(Loss)          (7,841,466)   19,007,339
                                                ------------  ------------

          Net Realized and Unrealized
               Gain(Loss) on Investments          23,040,216    34,431,565
                                                ============  ============

       See accompanying notes to condensed financial statements.

                            UMB BANK, n.a.
                Pooled Equity Fund for Employees Trusts
             Condensed Statement of Participants' Interest

                                                   FY ENDED       QUARTER
                                                   10/31/95        ENDED
                                                                 04/30/96

Participants' Interest at Beginning of Period    232,073,838    262,551,708

Changes from Investment Activities:
     Net Investment Income                         9,244,751      4,754,789
     Net Realized Gain(Loss) on Investments       30,881,682     15,424,226
     Net Unrealized Gain(Loss) on Investments     (7,841,466)    19,007,339
                                                ------------   ------------
          Net Increase(Decrease) from
               Investment Activity                32,284,967     39,186,353
                                                ------------  -------------

Changes from Participating Unit Transactions:
     Received from Issuance of: 600,575 Units     35,970,886
     Received from Issuance of: 450,091 Units                    11,326,954


     Payment on Redemption of: 635,453 Units     (37,777,983)
     Payment on Redemption of: 583,414 Units                    (23,190,068)
                                                ------------   ------------
          Net Increase (Decrease) from
               Participating Unit Transactions    (1,807,097)   (11,863,114)
                                                ------------   ------------
Participants' Interest at End of Period          262,551,708    289,874,947
                                                ============   ============

       See accompanying notes to condensed financial statements.




                                          UMB BANK, n.a.
                            Pooled Equity Fund for Employees Trusts
                         Condensed Statement of Assets and Liabilities

                                                 FY ENDED 10/31/95            6 MONTHS ENDED 04/30/96
                                               COST          MARKET                 COST       MARKET

Assets:
     Common Stock                           162,051,285     192,164,903     160,630,876    208,989,404
     Commercial Paper                        66,013,975      66,013,975      73,972,365     73,972,365
     Other Investments                        4,140,195       4,140,195       1,417,232      2,179,660
                                           ------------    ------------   -------------  -------------
          Total Investments                 232,205,455     262,319,073     236,020,472    285,141,429
                                           ============                   =============
          Cash                                                        0                       (200,164)
          Interest Receivable                                   588,698                        473,350
          Receivable for Securities Sold                        163,521                      5,806,340
                                                           ------------                   ------------
Total Assets                                                263,071,292                    291,220,955
                                                          =============                   ============

Liabilities:
     Audit Fees Payable                                          11,187                          7,513
     Payable for Securities Sold                                508,397                      1,338,495
                                                           ------------                   ------------
Total Liabilities                                               519,584                      1,346,008
                                                           ------------                  -------------
Participants' Interest:
     64.32 Per Unit on 4,082,250 Units Outstanding          262,551,708
     73.47 Per Unit on 3,945,735 Units Outstanding                                         289,874,947
                                                           ------------                   ------------
Total Liabilities and Participants' Equity                  263,071,292                    291,220,955
                                                           ============                   ============

                   See accompanying notes to condensed financial statements.


                            UMB BANK, n.a.
                 Pooled Debt Fund for Employees Trusts
                   Condensed Statement of Operations

                                                   FY ENDED     6 MONTHS
                                                   10/31/95      ENDED
                                                                04/30/96

Investment Income:
     Interest                                     9,951,449     5,980,913

     Less: Audit Expense                            (11,211)       (4,601)
                                                -----------   -----------
          Net Investment Income                   9,940,238     5,976,313
                                                ===========   ===========

Realized and Unrealized Gain(Loss) on Investments:
     Realized Gain(Loss) on Investments:
          Proceeds from Sales                    64,769,427    42,849,021
          Cost of Securities Sold                64,508,442    43,274,066
                                                -----------   -----------
               Net Realized Gain(Loss)              260,985      (425,045)
                                                -----------   -----------

     Unrealized Gain(Loss) on Investments:
          Beginning of Period                    (7,160,638)    3,232,868
          End of Period                           3,232,868       173,435
                                                -----------   -----------
               Net Unrealized Gain(Loss)         10,393,506    (3,059,433)
                                                -----------   -----------
          Net Realized and Unrealized
               Gain(Loss) on Investments         10,654,491    (3,484,478)
                                                ===========   ===========

       See accompanying notes to condensed financial statements.

                            UMB BANK, n.a.
                 Pooled Debt Fund for Employees Trusts
             Condensed Statement of Participants' Interest

                                                  FY ENDED       6 MONTHS
                                                  10/31/95         ENDED
                                                                 04/30/96

Participants' Interest at Beginning of Period    160,657,602   164,323,271

Changes from Investment Activities:
     Net Investment Income                         9,940,238     5,976,313
     Net Realized Gain(Loss) on Investments          260,985      (425,045)
     Net Unrealized Gain(Loss) on Investments     10,393,506    (3,059,433)
                                                ------------  ------------
          Net Increase(Decrease) from
               Investment Activity                20,594,729     2,491,834
                                                ------------  ------------

Changes from Participating Unit Transactions:
     Received from Issuance of: 270,660 Units     21,483,446
     Received from Issuance of: 555,296 Units                   22,609,268

     Payment on Redemption of: 673,948 Units     (38,412,506)
     Payment on Redemption of: 467,912 Units                   (18,566,356)
                                                ------------  ------------
          Net Increase(Decrease) from
               Participating Unit Transactions   (16,929,060)    4,042,912
                                                ------------  ------------
Participants' Interest at End of Period          164,323,271   170,858,017
                                                ============  ============

       See accompanying notes to condensed financial statements.



                                          UMB BANK, n.a.
                             Pooled Debt Fund for Employees Trusts
                         Condensed Statement of Assets and Liabilities

                                                 FY ENDED 10/31/95            6 MONTHS ENDED 04/30/96
                                               COST          MARKET             COST         MARKET

Assets:
     U.S. Government & Agency Obligations    78,652,888     80,488,586      83,813,860    85,188,381
     Corporate Bonds                         79,563,147     80,960,317      80,844,910    80,249,232
     Other Investments                        1,087,960      1,087,960       3,651,997     3,644,718
                                           ------------   ------------    ------------  ------------
         Total Investments                  159,303,995    162,536,863     168,310,767   169,082,331
                                           ============                   ============
          Cash                                                       0                             0
          Interest Receivable                                2,655,057                     2,783,654
          Receivable for Securities Sold                       985,699                             0
                                                          ------------                  ------------
Total Assets                                               166,177,619                   171,865,984
                                                          ============                  ============

Liabilities:
     Audit Fees Payable                                         11,212                         7,967
     Payable for Securities Sold & Other Payables            1,843,137                     1,000,000
                                                          ------------                  ------------
Total Liabilities                                            1,854,349                     1,007,967
                                                          ------------                  ------------
Participants' Interest:
     58.17 Per Unit on 2,825,108 Units Outstanding         164,323,271
     58.70 Per Unit on 2,910,668 Units Outstanding                                       170,858,017
                                                          ------------                 -------------
Total Liabilities and Participants' Equity                 166,177,620                   171,865,984
                                                          ============                 =============

                   See accompanying notes to condensed financial statements.

                NOTES TO CONDENSED FINANCIAL STATEMENTS

1. In the opinion of the Trustee, the accompanying unaudited condensed financial statements contain all adjustments (consisting of normal interim closing procedures) necessary to present fairly the financial position of the Pooled Equity, Pooled Debt and Pooled Income (the "Collective Investment Funds) as of April 30, 1996 and October 31, 1995, the results of operations for the three months ended April 30, 1996 and 1995, and cash flows for the three months ended April 30, 1996 and 1995.

2. The results of operations for the three months ended April 30, 1996 and 1995 are not necessarily indicative of the results to be expected for the full year 1996, nor the results experienced for the full year 1995.

3. The accompanying financial statements have been prepared consistently with accounting principles described more fully in Note 1 to the consolidated financial statements included in the Trustee's Annual Report on Form 10-K for the year ended October 31, 1995.

Item 2. Trustee's Discussion and Analysis of Financial Condition and Results of Operations.

     After a weak start in the First Quarter, the economy rebounded strongly in February and continued to grow in March at a reduced pace. Some of the early weakness was caused by severe winter weather, government shutdowns and the short General Motors strike. The February and March gains in retail sales were welcome after a disappointing Christmas and January even though much of the gain was in vehicle sales. Consumer confidence is still high and personal income grew for the third quarter in a row. The record levels of consumer debt and increasing credit card delinquency rates are concerning. The manufacturing sector improved slightly by quarter end, but it is still contracting. Both industrial and durable goods production were weaker during the quarter. Machine tool orders remained strong. Factory capacity utilization was down for the quarter. Despite the winter weather problems, housing held up well, but with the rise in rates, this may be curtailed. Exports were hurt by the weak economies in Canada and Europe which caused the trade deficit to widen. Inflation remains subdued despite underlying pressures such as an increase in unit labor cost from 1.6% to 3.4% over the past two years, and rising commodity and oil prices. The economic surge in the First Quarter after January is far short of a robust recovery and economic indicators remain ambiguous.

     The U.S. equity markets started off with a strong surge in January which continued in February despite the sell-off in the bond markets as interest rates started to rise at a rapid rate. This decoupling of the stock market from the bond market often takes place in the second half of a bull market when stock prices are more driven by earnings. Equity prices finished out the quarter still moving slowly up but in a much more volatile and choppy manner. The rise in the markets in the first quarter was fueled by the record amounts of cash flowing into equity funds. The market was characterized by dramatic economic sector rotations as the changing economic outlook caused the fortunes of out of favorite sectors like retailing to reverse. Small capitalization stocks lagged in January but gained strength later in the quarter. The S & P 500 was up 5.37% for the quarter and 32.10% for the preceding twelve months. The Value Line Index was up 4.71% and 20.56% respectively for the same periods.

     Unlike the falling interest rates that prevailed in 1995, rates rose dramatically in the first quarter of 1996. Initially, on January 31, the Federal Reserve eased the Federal Funds rate one-quarter of one percent from 5.50% to 5.25%, but bond prices had already risen in anticipation of the reduction and therefore the change had little effect on bond yields. However, during February, renewed inflationary fears caused investors to sell bonds in anticipation of higher rates. In March, more reports of a healthier than expected economy sent rates even higher. The Lehman Brothers Government/Corporate Intermediate Index fell -0.83% for the quarter, but rose 9.56% for the preceding
twelve    months.       The    longer   maturing    Lehman    Brothers
Government/Corporate Index was down -2.34% for the quarter, but up 10.92% for the last twelve months. The near term outlook for the fixed income market will be determined by the course of the economy, which remains murky at this point.

     The bond markets continued their outstanding performance in the fourth quarter. The markets reacted favorably to the slowing economy, low inflation and the reduction of short term rates by the Federal Reserve in mid-December. The thirty year bond yield fell below 6% during the year, which was 1.9% lower than at the end of 1994. For 1995, the overall bond performance was the best in fifteen years. The spread between corporate and treasury issues remained tight. The Lehman Brothers Government/Corporate Intermediate Index rose 3.52% for the quarter and 15.33% for the year. The longer maturing Lehman Brothers Government/Corporate Index was up 4.66% for the quarter and 19.24% for the year. A certain amount of volatility is being introduced into the markets by the inability of the government to reach a balanced budget agreement, but further softening of rates in the spring of 1996 is probable.

POOLED EQUITY FUND__________________

     During the quarter, a new stock position was taken in Sensormatic
Electronics.   Positions were  deleted in Sears  Roebuck, Halliburton,
Wachovia Corp., AON Corp. and American Express.

     The Fund's total return (income plus price appreciation) for the quarter was 5.38%. For the past twelve months, the total Fund returned 19.59%. Excluding cash reserves, the total return of stocks held by the Fund was 6.79% for the quarter and 25.49% for the last 12 months. The fund ended the quarter with cash reserves of 29.15%.

POOLED DEBT FUND ________________

     In keeping with our philosophy of maintaining a high quality portfolio with limited maturity exposure, about 48% of the portfolio is held in Government and Agency issues. Approximately 56% of the portfolio will mature within five years. The weighted average life of the total portfolio is 4.9 years. The total return of the Fund was - 1.26% for the quarter and 10.01% for the preceding twelve months. At quarter end, the current yield of the fund was approximately 6.6%. The weighted yield to maturity at market was 6.54%.

POOLED INCOME FUND __________________

     The Fund continues to be invested in short term Government and Agency obligations, high quality commercial paper and liquid guaranteed insurance contracts. The Fund's quarterly return of 1.36% is equivalent to an annualized total return of 5.44%. For the past twelve months, the fund returned 5.96%. The Fund has an average maturity of 43 days and a weighted yield to maturity of 5.48%.

                      PART II--OTHER INFORMATION
     ------------------------------------------------------------

Item 1.   Legal Proceedings.

          Not applicable.

Item 2.   Changes in Securities.

          Not applicable.

Item 3.   Defaults Upon Senior Securities.

          Not applicable.

Item 4.   Submission of Matters to a Vote of Security Holders.

          Not applicable.

Item 5.   Other Information.

          Not applicable.

Item 6.   Exhibits and Reports on Form 8-K.

(a) Exhibits. The numbers set forth below correspond to the exhibit number is Item 601 of Regulation S-K.

(2) Plan of Acquisition, reorganization, arrangement, liquidation, or succession.

     Not applicable.

(3)  Articles of Incorporation and Bylaws.

     Not applicable.

(4)  Instruments  Defining the Rights  of Security  Holders, Including
     Indentures.

     Not applicable.

(10) Material Contracts.

     Not applicable.

(11) Statement re Computation of Per Share Earnings.

     Not applicable.

(15) Letter re Unaudited Interim Financial Information.

     Not applicable.

(18) Letter re Change in Accounting Principles.

     Not applicable.

(19) Report Furnished to Security Holders.

     Not applicable.

(22) Published Report Regarding Matters Submitted to Security Holders.

     Not applicable.

(23) Consents of Experts and Counsel.

     Not applicable.

(24) Power of Attorney.

     Not applicable.

(27) Financial Data Schedule.

     To be attached to final filing.

(99) Additional Exhibits.

     None.

(b)  Reports on Form 8-K.

     No report on Form 8-K was required to be filed during the three months ended January 31, 1996.

                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        The Collective Investment
                                        Funds for Which UMB Bank, n.a.
                                        is Trustee
                                                  (Registrant)


                                        by UMB Bank, n.a. as trustee


Date: June ...., 1996                   By: